U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 31, 2005

COMMISSION FILE NUMBER: 000-28739

Celtron International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	91-1903590
(State or jurisdiction of incorporation	(I.R.S. Employer I.D. No.)
or organization
939 University Avenue	92103
San Diego, CA	(Zip Code)
Address of principal executive offices)

Registrant's telephone number: 619-574-1452

563 Old Pretoria Road, Midrand, South Africa

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(Former name or former address, if changed since last report)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 9, 2005, Celtron International, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated December 9, 2005 with Satellite Security Systems, Inc., a California Corporation (“S3”), Celtron S3 Acquisition Corp. (“Merger Sub”), and Opus International, LLC, a Maryland limited liability company (“Opus”).  On December 31, 2005, the Merger Agreement was completed, and Celtron acquired * shares of S3, constituting 100% of its issued and outstanding common stock, through a reverse triangular merger (the “Merger”) of Merger Sub, a wholly owned subsidiary of Celtron formed for the purpose of the merger, with and into S3, with S3 as the surviving corporation.  The completion of the transaction resulted in S3 becoming a wholly owned subsidiary of Celtron.  In exchange for the outstanding shares of S3, the former holders of S3 common stock received 65,076,750 shares of Celtron common stock.  Celtron also assumed outstanding options to purchase S3 common stock, which would be exercisable for approximately 1.9 million shares of Celtron common stock.  Following the closing, the former shareholders of S3 have two demand registration rights and unlimited registration rights with respect to all shares of Celtron common stock that they hold.

Opus formerly owned 5.0 million shares of Celtron common stock, constituting approximately 15.5% of the outstanding common stock of Celtron.  After the merger, Opus owns 53,259,314 shares of Celtron common stock, constituting approximately 54% of the common stock outstanding.

Brief Description of Assets of S3

1.  S3 is the owner of proprietary technology used by it in its business of covert vehicle monitoring and tracking, and stolen vehicle recovery.  It owns the following patents for its intellectual property:

a.

United States Provisional Patent Application for “Vehicle Tracking and Monitoring Vehicles Using Virtual Perimeters”, Serial No: 60/342,933, filed on December 21, 2001 (Our Ref. No.: 15513.3);

b.

United States Patent Application for “Tracking And Monitoring Vehicles Using Virtual Perimeters,” Serial No: 10/324,785, filed on December 20, 2002 (Our File No: 15513.3.1);

a.

United States Patent Application for “Systems and Methods For Remotely Controlling A Vehicle”, Serial No: 10/705,724, filed on November 10, 2003 (Our File: 513.3.2);

d.

United States Patent Application for “Systems and Methods For Tracking Assets And The Use Of Assets By Users”, Serial No.: 10/703,396, filed on November 7, 2003 (Our Reference No.:  15513.6); and

e.

United States Patent Application “Systems And Methods For Monitoring Remotely Provided Services”, Serial No: 11/215,841, filed on August 30, 2005 (“Our File No: 15513.7).

2.  S3 owns the following trademarks:

Common law trademarks in the names “SATELITTE SECURITY SYSTEMS”, “S3”, “S3” with design, “GLOBALGUARD,” “GLOBALGUARD” with design and “VIRTUAL PERIMETER”

3.  S3 owns the following Internet website names:

www.satsecurity.com

www.streams.satsecurity.com

www.client.satsecurity.com

1.

S3 is the party to the following agreements:

a.

Subcontractor agreement by and between Maximum, Inc. and Satellite Security Systems regarding the monitoring of the District of Columbia Public Schools bus fleet.

b.

Agreement between the San Francisco Unified School District and Satellite Security Systems  regarding the monitoring of it’s the San Francisco Unified School District’s bus fleet.

c.

Sacramento Metropolitan Air Quality Management District Digital Odometer/hour Meter Funding Master Agreement between the Sacramento Air Quality District and Satellite Security Systems regarding asset use.

d.

A five year lease agreement with Dr. Harry Maas for its office space at 939 University Ave., San Diego, CA.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the merger, the following securities were issued on January 6, 2006:

54,739,314 shares of common stock were issued to Opus International, LLC; 1,967,393 shares of common stock were issued to Dr. Harry E. Maas, M.D. Trust; 3,763,230 shares of common stock were issued to John L. Phillips; 100,993 shares of common stock to Ken Majer; 5,311 shares of common stock to Ernie Bayless and 4,500,509 shares of common stock to Dixon Trust.  All shares were issued in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors who had access to all relevant corporate and financial information.  The consideration received by Celtron was 100% of the outstanding common stock of S3.

Celtron also assumed outstanding options to purchase S3 common stock, which would be exercisable for approximately 1.9 million shares of Celtron common stock.

Item 5.01 Changes in Control of Registrant.

As a result of the merger, Opus International, LLC has increased its holdings in Celtron to 53,259,314 shares of Celtron common stock, constituting approximately 54% of the common stock outstanding.  President and Director John L. Phillips holds 3,763,230 shares of common stock, constituting approximately 3.8% of the common stock outstanding, and Chief Executive Officer Ken Dixon beneficially owns 4,500,509 shares of common stock, constituting approximately 4.6% of the common stock outstanding, giving the members of the new board of directors of Celtron voting control of the company.  The consideration for the change in control was an exchange of 100% of the outstanding common stock of S3.

Effective December 31, 2005, pursuant to the merger agreement, Allen Harington and Amanda Harington  resigned as officers and directors of the Company, and Marius Jordan resigned as director of the Company.

Effective December 31, 2005, Celtron appointed the following persons as officers and directors:

Name	Age	Position
Kenneth Dixon	55	Chief Executive Officer, Director
John Phillips	35	President and Director
Randall A. Smith	50	Chief Financial Officer
Stephen Hallock	23	Director

Kenneth Dixon.  Mr. Dixon has been a director of S3 since July 2005 and has served as the Chairman of the Board and Chief Executive Officer of S3 since October 2005.  Mr. Dixon is a co-founder of Automated Resource Logistics (“ARL”) in San Diego, California and has been President of that company since 2003.  At ARL, se helped design and implement the first IEEE 802.15.4 Indoor Location System (ILS).  From 1999 to 2003, Mr. Dixon served as President of e-SIM, Ltd. a Nasdaq-listed company headquartered in Israel engaged primarily in the development of software tools for the telecommunications industry.  From 1996 to 1999, Mr. Dixon was Senior Vice President of Sales and Marketing for Aonix, a Southern California-based software development tool corporation.  Mr Dixon spent 14 years in the USMC where he earning his Flight Wings, a MSEE at the Naval Postgraduate School.  He has B.S. in Physics from Auburn University.

John Phillips.  Mr. Phillips has been a director and the President and the Chief Technical Officer of S3 since he co-founded the company in 2000.  He also served as Chief Executive Officer from 2000 to October 2005.  Mr. Phillips has also been the principal system architect and engineer bringing S3’s primary technology, GlobalGuard,TM to market.  From 1998 to 2002, Mr. Phillips served as a director and officer of Corporate Advisors, LLC, a privately held company that provides financial and business management services to high-profile entertainment figures.  Prior to his involvement in Corporate Advisors, Mr. Phillips co-founded Janda, Phillips and Garrington (“JPG”), a full service boutique investment banking firm, based in San Diego, California in 1996.  JPG was a NASD-registered broker/dealer and handled financing activities such as bridge funding, private placements, public offering including initial public offerings for companies including Simulations Plus, Inc., Neotherapeutics Inc., ModaCad, Inc., L.L. Nickerbocker, Inc., and Netter Digital, Inc, until it was sold in 1999.  Prior to co-founding JPG, he served as a federal officer on the US government’s Tactical Law Enforcement Team conducting international drug and tactical interdiction operations throughout the world.  Mr. Phillips holds B.S. in Finance from the University of Idaho.

Randall A. Smith.  Mr. Smith joined S3 as its Chief Financial Officer in November 2005.  For more than the past nine years, he was the principal of CFO Innovations that he formed in 1997.  Through CFO Innovations, Mr. Smith assisted companies with all aspects of business development, mergers and acquisitions, fund raising, business restructuring and preparation for exit strategies.  During this period, Mr. Smith served as Vice President, Finance and Operations for Logic Innovations, a digital broadcast software designer and equipment manufacturer, from 2000 to 2002.  From 1990 through 1996, Mr. Smith was the Chief Financial Officer for Winfield Medical, a medical device manufacturing company.  Mr. Smith holds a B.A. in Business Administration from California State University Stanislaus, and is a Certified Public Accountant in the State of California and a member of the Financial Executives Institute.

Stephen Hallock.  Mr. Hallock is the President of the Aston Organization, Limited, a financial consulting firm, and is the Managing Member of Opus International, LLC., a private investor.  Following the Merger, Opus will own approximately 61% of the outstanding Common Stock of the Company.  Mr. Hallock served as Secretary and Director of Knight Fuller, Inc., a publicly traded Delaware corporation, from July 2004 through August 2005, and as the Chief Executive Officer of Knight Fuller, Inc. from May 2005 through August 2005.  From 1998 through 2001, he served as portfolio manager of Suprafin, Inc., working with derivatives and in the mobile commerce and biotech industries.  He holds a B.S. in Finance from the Robert H. Smith School of Business.

Certain Relationships and Transactions

There are no family relationships among the directors or executive officers.

Director Stephen Hallock is a beneficial owner of Opus International, LLC, the majority stockholder of Celtron.  The following transactions occurred in the last two years, to which Celtron was a party, in which Opus International, LLC had a direct material interest:

a.  On or about April 9, 2004, 11,000,000 shares of common stock were issued to Celtron Holding, Ltd., a former affiliate majority shareholder, in exchange for costs paid by Celtron Holding for technology development.

b.  On July 29, 2004, Celtron issued 350,469 shares to Opus International, LLC, in repayment of $141,231 in debt owed to Opus.  On August 24, 2004, we issued 2,107,830 shares to Celtron Holding, Ltd., in repayment of $703,132 in debt.  No interest was payable on the debt, which was advanced to Celtron during fiscal year 2004 for working capital.

c.  On November 18, 2004, Celtron granted options to Opus International, LLC to purchase up to 1 million shares of common stock at .30 per share.  Opus exercised the option to purchase 300,000 shares at $90,000 in fiscal year 2004, and the remaining options were terminated.

d.  As of December 31, 2004, Celtron was indebted to Opus International, LLC in the amount of $601,769 for working capital advances.  During the six months ended June 30, 2005, Celtron received an additional advance of $268,498 from Opus, and issued 3,000,000 shares of common stock to discharge the total debt.

e.  Pursuant to an Agreement and Plan of Merger dated October 21, 2005, Celtron issued 4,859,241 shares of  common stock the Alanda Family Trust and 5,000,000 shares of common stock to Opus International, LLC, and transferred shares representing 27.5% of the common stock of Orbtech Holdings, Ltd. the Alanda Family Trust, in exchange for 14,000,000 shares of the Company’s Common Stock, resulting in the retirement of 4,140,759 shares of the Company’s Common Stock.

Pursuant to an Agreement and Plan of Merger dated December 9, 2005, Celtron issued 54,739,314 shares of common stock to Opus International, LLC; 3,763,230 shares of common stock to John L. Phillips; and 4,500,509 shares of common stock to The Dixon Trust, beneficially owned by Director Ken Dixon, in exchange for a majority of the outstanding common shares of Satellite Security Systems, Inc.

Item 9-Financial Statements and Exhibits

a) Financial Statements of Business to be Acquired

It is not practical to set forth the financial statements of the business acquired.  The Registrant will file financial statements within 71 calendar days of the filing of this report.

b)  Pro Forma Financial Statements

It is not practical to set forth the financial statements of the business acquired.  The Registrant will file pro forma financial statements within 71 calendar days of the filing of this report.

d) Exhibits

Exhibit 17.2: Letter of resignation of Allen Harington

Exhibit 17.3: Letter of resignation of Amanda Harington

Exhibit 17.4: Letter of resignation of Marius Jordaan

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2006

Celtron International, Inc.

/s/ Ken Dixon

______________________________

By: Ken Dixon, Chief Executive Officer